                                                    Form 10-K
                                                    Year-Ended 12/31/95
                                                    Exhibit 21



            SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY
                        (As of March 7, 1996)

            Subsidiaries of                         Place of
     R. R. Donnelley & Sons Company              Incorporation
     ------------------------------              -------------

77 Capital Corporation                             Delaware

77 Capital Partners L.P.                           Delaware

Allentown S.H. Leasing Company                     Delaware

C & E Transport, Inc.                              Delaware

CWH Supply Company                                 Delaware

Caslon Incorporated                                Delaware

Chemical Equipment S.H. Leasing Company            Delaware

Coris Inc.                                         Delaware

Customer Insight Company                           Delaware

DPA Printing Company, SP. Zo.o.                    Poland

Donnelley Caribbean Graphics, Inc.                 Delaware

Donnelley Enterprise Solutions, Inc.               Delaware

Donnelley Holdings, Limited                        Delaware

Donnelley International, Inc.                      Delaware

Donnelley Satellite Services, Limited              Delaware

Donnelley Satellite Graphics, Limited              Delaware

Editorial Lord Cochrane, S.A.                      Chile

European-American Ink Sales Corporation            Iowa

FFH Corporation                                    Delaware

HCI Holdings                                       Delaware

Haddon Craftsmen, Inc.                             Delaware

Heritage Preservation Corporation                  South Carolina

Impresora Donneco Internacional, S.A. de C.V.      Mexico

Kittyhawk S.H. Leasing Company                     Delaware

Laboratorio Lito Color S.A. de C.V.                Mexico

                                                     Page 2
                                                     Form 10-K
                                                     Year-Ended 12/31/95
                                                     Exhibit 21

             Subsidiaries of                         Place of
     R. R. Donnelley & Sons Company               Incorporation
     ------------------------------               -------------

Lombard Information Resources Incorporated          Delaware

M/B Companies, Inc.                                 Iowa

Metromail Corporation                               Delaware

Mailing List Research of Canada, Limited            Canada

Pan Associates L.P.                                 Delaware

R. R. Donnelley Far East, Limited                   Delaware

R. R. Donnelley Deutschland GmbH                    Frankfort

R. R. Donnelley Printing (France) SARL              France

R. R. Donnelley International, Inc.                 Delaware

R. R. Donnelley Financial(Hong Kong) Limited        Hong Kong

R. R. Donnelley Limited                             United Kingdom

R. R. Donnelley Mendota, Inc.                       Delaware

R. R. Donnelley Marketing Services Group Limited    United Kingdom

R. R. Donnelley Nederland B.V.                      The Netherlands

R. R. Donnelley Norwest Inc.                        Oregon

R. R. Donnelley Printing Company                    Delaware

R. R. Donnelley Printing Company L.P.               Delaware

R. R. Donnelley Receivables, Inc.                   Nevada

R. R. Donnelley Sales Corporation                   Barbados

R. R. Donnelley Seymour, Inc.                       New Jersey

R. R. Donnelley U.K. Marketing Services Limited     United Kingdom

R. R. Donnelley (Canada) Limited                    Ontario

R. R. Donnelley (Chile) Holdings, Inc.              Delaware

R. R. Donnelley (Europe) Limited                    Delaware

R. R. Donnelley (India) Pvt Ltd                     India

R. R. Donnelley (Mauritius) Holdings Ltd            Mauritius

R. R. Donnelley (Mexico) S.A. de C.V.               Mexico

R. R. Donnelley (Santiago), Inc.                    Delaware

R. R. Donnelley (U.K.) Limited                      United Kingdom

Shenzhen Donnelley Bright Sun Printing Co.          Republic of China

                                                     Page 3
                                                     Form 10-K
                                                     Year-Ended 12/31/95
                                                     Exhibit 21


            Subsidiaries of                          Place of
     R. R. Donnelley & Sons Company               Incorporation
     ------------------------------               -------------

Siegwerk Sales & Services L.P.                      Delaware

Wyoming Avenue Holdings, Inc.                       Delaware

Winfield Avenue Holdings, Inc.                      Delaware

Stream International Holdings Inc.                  Delaware

Software Holdings, Inc.                             Delaware

Stream International Inc.                           Delaware

Software Intermediate Holdings, Inc.                Delaware

Corporate Software Limited K.K.                     Japan

Corporate Software Integration                      Virginia
Services, Inc.

Corporate Software Securities Corporation           Massachusetts

800 Software, Inc.                                  California

Stream International Canada Ltd                     Canada

Corporate Software GmbH                             Germany

Corporate Software Limited                          United Kingdom

International Software Limited                      United Kingdom

Corporate Software Europe B.V.                      Netherlands

Corporate Software SA                               France

Stream International Limited                        United Kingdom

Stream International Ltda.                          Brazil

R. R. Donnelley Japan Co., Ltd.                     Japan

Stream International S.A. de C.V.                   Mexico

R. R. Donnelley Holdings (Australia) Limited        Delaware

R. R. Donnelley Australia PTY Ltd                   Australia

Donnelley Korea                                     Korea

Stream International K.K.                           Japan

                                                     Page 4
                                                     Form 10-K
                                                     Year-Ended 12/31/95
                                                     Exhibit 21


           Subsidiaries of                           Place of
    R. R. Donnelley & Sons Company                Incorporation
    ------------------------------                -------------

Stream International PTE LTD.                       Singapore

Donnelley Documentation Services (Ireland)          Delaware
Limited

R. R. Donnelley Leinster Unlimited                  British Virgin Islands

R. R. Donnelley (Ireland) Limited                   Delaware

Stream International Ireland (Holdings)             Ireland

Stream International Dublin                         Ireland

Stream International Kildare                        Ireland

Disk Duplicating Ireland                            Ireland

Stream International Language Solutions             Ireland

Fulfill: Plus PTE LTD                               Singapore

Stream International Fulfillment Services           Ireland
Europe

Eurotel Marketing                                   Ireland

Stream International B.V.                           Dutch

R. R. Donnelley Language Solutions                  Dutch
International B.V.

R. R. Donnelley Deutschland Gmbh                    Germany

R. R. Donnelley Language Solutions Belgium          Belgium
N.V.

R. R. Donnelley Language Solutions France           France
Sarl

Ink Nederland B.V.                                  Netherlands

R. R. Donnelley France, S.A.                        France